EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 6, 2002. It should be noted that we have not audited any financial statements of XO Communications, Inc. subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.

FILE NUMBER	FILE DESCRIPTION
333-39414	Form S-8 regarding the Company’s Stock-Related Benefit Plans
333-48684	Form S-8 regarding the Company’s Cash Compensation Deferral Plan
333-54790	Form S-3 regarding the Company’s Universal Shelf Registration Statement
333-34974	Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 regarding shares of the Company’s Class A common stock issuable upon exercise of warrants assumed in connection with the merger with Concentric Network Corporation
333-67896	Form S-3 Amendment No. 1 regarding the Company’s 5 ¾% convertible subordinated notes and underlying shares of Class A common stock into which the notes are convertible

Vienna, VA March 28, 2002	/s/ ARTHUR ANDERSEN LLP